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                                                                     Exhibit 8.2


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                           July 12, 1996



Atari Corporation
455 south Mathilda Avenue
Sunnyvale, California 94086

Ladies and Gentlemen:

    We have acted as counsel for Atari Corporation, a Nevada corporation ("Atari") in connection with the preparation and execution of the Amended and Restated Agreement and Plan of Merger dated as of April 8, 1996 and related Certificate of Merger (the "Merger Agreement") among JT Storage, Inc., a Delaware corporation ("JTS") and Atari. Pursuant to the Merger Agreement, Atari will merge with and into JTS (the "Merger"). Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement on Form S-4 filed by Atari and JTS with the Securities and Exchange Commission (which contains a joint proxy statement/prospectus) (the "Registration Statement"), the Merger Agreement (including Exhibits) and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon certificates of officers of Atari and JTS respectively (the "Officers' Certificates") as well as continuity of interest certificates executed and delivered by certain shareholders of Atari (the "Continuity of Interest Certificates").

    In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

    1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;
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Atari Corporation
July 12, 1996
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    2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

    3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations; and

    4. The Merger will be reported by Atari and JTS on their respective federal income tax returns in a manner consistent with the opinion set forth below.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates and the Continuity of Interest Certificates are true and correct as of the date hereof, on the Effective Date of the Registration Statement and at the Effective Time, then:

         (a) For federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code.

         (b) No gain or loss will be recognized by holders of Atari capital stock solely upon their receipt of JTS capital stock solely in exchange for Atari capital stock in the Merger (except to the extent of cash received in lieu of a fractional share of JTS capital stock).

         (c) The aggregate tax basis of the JTS capital stock received by Atari stockholders in the Merger will be the same as the aggregate tax basis of Atari capital stock surrendered in exchange therefor less the tax basis, if any, allocated to fractional share interests.

         (d) The holding period of the JTS capital stock received in the Merger will include the period for which the Atari capital stock surrendered in exchange therefor was held, provided that the Atari capital stock is held as a capital asset at the time of the Merger.

         (e) Cash payments received by holders of Atari capital stock in lieu of a fractional share will be treated as if a fractional share of JTS capital stock had been issued in the Merger and then redeemed by JTS. A stockholder of Atari receiving such cash will generally recognize gain or loss upon such payment, equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received.
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Atari Corporation
July 12, 1996
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         (f) A shareholder who exercises appraisal or dissenters' rights with respect to a share of JTS capital stock and who receives payment for such stock in cash should generally recognize capital gain or loss (if such share was held as a capital asset at the time of the Merger) measured by the difference between the shareholder's basis in such share and the amount of cash received, provided that such payment is neither essentially equivalent to a dividend nor has the effect of a distribution of a dividend (a "Dividend Equivalent Transaction"). A sale of capital stock of JTS pursuant to an exercise of appraisal or dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights and all parties related to such Shareholder own no shares of JTS Stock (either actually or constructively with the meaning of Section 318 of the Code) after the Merger. If, however, a stockholder's sale for cash of JTS capital stock pursuant to an exercise of appraisal or dissenters' rights is a Dividend Equivalent Transaction, then such shareholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received.

         (g) Neither JTS nor Atari will recognize material amounts of gain solely as a result of the Merger.

         (h) The discussion entitled "THE PROPOSED MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Considerations" in the Registration Statement insofar as it relates to the statements of law or legal conclusions is correct in all material respects.

    This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). Furthermore, this opinion relates only to the holders of JTS stock who hold such stock as a capital asset. No opinion is expressed as to the Federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative
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Atari Corporation
July 12, 1996
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minimum tax banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of Atari stock pursuant to the exercise of options or otherwise as compensation).

    No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    This opinion has been delivered to you for the purposes of being included as an exhibit to the Registration Statement and satisfying the requirements of
Section 6.1(f) of the Merger Agreement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Matters" in the Registration Statement.

                             Very truly yours,


                             /s/ WILSON SONSINI GOODRICH & ROSATI
                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation